SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2010

Force Energy Corp.
(Exact name of registrant as specified in its charter)

NV	000-52494	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 400, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  720-470-1414

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report on Form 8-K that pertains to the entry into a material definitive agreement is hereby incorporated into this Item 1.01.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, Mr. Michael Mathot announced his resignation from the board of directors and all positions as an officer of our company.  There were no known disagreements with Mr. Mathot about his departure from our company.

On December 31, 2010, in connection with the departure of Mr. Mathot as our officer and director, we entered into a Separation Agreement with Mr. Mathot (the “Agreement”). Pursuant to the Agreement, we agreed to provide Mr. Mathot a final lump sum payment of $5,000.

A copy of the Separation Agreement is attached to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No	Description
10.1	Separation Agreement, dated December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Energy Corp.

/s/ Tim DeHerrera
Tim DeHerrera
Chief Executive Officer and Director

Date:    December 31, 2010